Exhibit 10.6

EXECUTION

AMENDMENT

Whereas, Addex Pharma SA (“Addex”) and Indivior UK Limited (Co. No. 7183451) (“Indivior”) entered into an agreement to perform research on GABA B PAM on January 2, 2018 (hereinafter, Agreement);

Whereas, Addex has conducted a funded research activity based on an agreed Research Plan over the period 1 May 2018 to 30 April 2020 and Indivior has paid $5.6 million in research funding;

Whereas, on completion of the Research Term as originally envisaged the Parties agreed that no Development Compounds had been identified but the Parties desire to continue the research with a view to identifying Development Compounds.

Now Therefore, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Addex and Indivior hereby agree as follows:

1.             Definitions. The definitions from the Agreement of January 2, 2018 between Addex and Indivior shall be used in this Amendment and are incorporated herein by reference.

2.             Effective Date. The Effective Date of this Amendment shall be 1 August 2020.

3.             Initial Research Term Extension. With reference to Article 3.3 of the Agreement, subject to the provisions of this Amendment Agreement, the Parties agree to extend the Research Term until 30 June 2021:

a.            As a contribution to the costs of the research between the Effective Date of this Amendment and 31 October 2020, as detailed in the Research Plan in Appendix 1, Indivior shall pay to Addex the sum of one million five hundred thousand dollars ($1,500,000) within [***] of the signature of this amendment. The provisions of Section 6.9 of the Agreement shall apply to such payment. Addex shall provide an invoice for the payment due.

b.            All Compounds that are identified as “Peripheral Compounds” (whether prior to 31 October 2020 or during any work subsequently conducted in relation to the Research Plan shall become Addex Retained Compounds where “Peripheral Compounds shall be any Compounds that show [***].

c.             On or before [***], Addex shall deliver to Indivior a report that sets out all of the Compounds identified in the course of undertaking the Research Plan up to [***] and identifying those which Addex believes are suitable for further development.

d.         Prior to [***] the Parties shall mutually agree in writing a further revision of the Research Plan and associated budget, which will be payable by Indivior. The draft Research Plan for clinical candidate selection phase which is expected to take place from [***] to [***] is detailed in Appendix 2.

e.          As a contribution to the costs of the research between [***] and [***], as detailed in the Draft Research Plan in Appendix 2, Indivior shall pay to Addex a sum of [***] within [***] days of agreement of the Research Plan. This payment will be creditable against the total agreed budget for this phase. The provisions of Section 6.9 of the Agreement shall apply to such payments. Addex shall invoice Indivior for all payments due.

f.           In the event that the costs of undertaking the Research Plan between 1 November 2020 and 30 April 2021, exceed [***] the Parties shall discuss the funding of that part of the Research Plan that exceeds such cost and Addex shall not be in breach of the Agreement if it elects not to undertake any part of the Research Plan that would result in the costs incurred by it in the Research Plan exceeding [***].

g.          In the event the Parties cannot agree an amendment to the Research Plan for the period from [***] to [***] or the funding of the Research Plan during such period then Addex shall have no obligation to undertake any work in respect of the discovery, research or development of Compounds during such period.

h.         In the event that:

i.             the Parties cannot agree a further revision to the Research Plan prior to [***] the Agreement shall terminate in its entirety on [***] and the provisions of Section 10.2 of the Agreement shall not apply;or

ii.            the parties have agreed a further revision to the Research Plan prior to [***] but Indivior does not select any Licensed Compounds on or before [***] the Agreement shall terminate in its entirety on [***] and the provisions of Section 10.2 of the Agreement shall not apply.

4.    Amendment of Definition of Reserved Indications. As of the Effective Date of this Amendment, the definition of Reserved Indications in Section 1.73 of the Agreement shall be deleted in its entirety and replaced by the following:

1.73                     “Reserved Indications” means the following Indications:

(a)                                 Polyneuropathies and other disorders of the peripheral nervous system (G60 to G64) including but not limited to Charcot Marie Tooth (G60);

(b)                                 [***] including but not limited to [***];

(c)                                  [***] including but not limited to [***];

(d)           [***];

(e)           [***] including but not limited to [***] such as [***];

(f)            [***] including but not limited to [***];

(g)           [***] including but not limited to [***]; and

(h)           [***] including but not limited to [***].

5.            Potential Addition of a Shared Indication. In the event that Indivior has not dosed a patient in a clinical study directed to the treatment of [***]  on or before [***], then, with effect from [***], the definition of Shared Indications in Section 1.78 of the Agreement shall be deleted in its entirety and replaced by the following:

1.78  “Shared Indications” means the following Indications: [***] and [***];

6.            Amendment of Section 2.8 of the Agreement. As of the Effective Date of this Amendment, Section 2.8 of the Agreement shall be deleted in its entirety and replaced by the following:

2.8  Field Restrictions. During the Term, Indivior shall not, directly or indirectly (including through sublicensees and Affiliates), file for any IND or conduct clinical trials in humans with respect to Compounds, Licensed Compounds or Products outside of the Field and Addex shall not, directly or indirectly (including through licensees and Affiliates), file for any IND or conduct clinical trials in humans (except as expressly provided in this Agreement) with respect to, Addex Retained Compounds or Addex Products outside of the Reserved Indications.

7.            Remainder of Agreement. The provisions of Section 14 of the Agreement shall apply to this First Amendment and, save as specifically amended hereby, the Agreement of January 2, 2018 will remain in full force and effect.

IN WITNESS WHEREOF, ADDEX and Indivior have caused this instrument to be executed in duplicate by their respective duly authorized officers.

Indivior UK Limited.
Date:	10/30/2020

By:	/s/ Ryan Preblick
Name:	Ryan Preblick
Title:	Interim CFO

Addex Pharma SA
Date:	10/30/2020

By:	/s/ Tim Dyer
Name:	Tim Dyer
Title:	Chief Executive Officer